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                                                                    Exhibit 24.2


                                Power of Attorney

         The undersigned hereby constitutes and appoints Kevin English and Paul Kothari, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to The Street.com, Inc.'s ("TheStreet.com") Registration Statement on Form S-1 as filed on February 23, 1999 and (ii) Registration State ments, and any and all amendments thereto (including post-effective amendments), relating to TheStreet.com's offering contemplated pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substi tutes may lawfully do or cause to be done by virtue hereof.

                                                     /s/ Michael Golden
                                                     ---------------------------

                                                     Michael Golden

March 8, 1999